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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 our report dated October 16, 1998 relating to the financial statements of Inktomi Corporation as of September 30, 1997 and 1998, and for each of the three years in the period ended September 30, 1998, which appear in the Inktomi Corporation Annual Report on Form 10-K for the year ended September 30, 1998.

PricewaterhouseCoopers LLP


/s/PricewaterhouseCoopers LLP


San Jose, California
June 16, 1999